EXHIBIT 99.1

Twin Vee PowerCats Co. Appoints New Chief Financial Officer

FORT PIERCE, FL / ACCESSWIRE / October 1, 2021 / Twin Vee PowerCats, Co. (NASDAQ:VEEE), (“Twin Vee” or the “Company”) a designer, manufacturer and marketer of recreational and commercial power catamaran boats, today announced the appointment of Carrie Gunnerson as its Chief Financial Officer, effective October 1, 2021. Gunnerson succeeds Donna Barnett, who will continue on a part-time basis to ensure an orderly transition.

Gunnerson comes to work at Twin Vee after sixteen years with Art’s Way Manufacturing Co., Inc., a Nasdaq-listed manufacturer of agricultural equipment, modular buildings, pressure vessels, and carbide cutting tools headquartered in Armstrong, Iowa. She served as Art’s Way’s Chief Financial Officer from 2004-2015 and 2018-2019, as well as its Chief Executive Officer from 2007-2020. Her duties included the drafting and review of Art’s Way’s filings with the SEC and Nasdaq, directing audits and quarterly reviews, and spearheading the development of the budgeting and forecasting process. After relocating to Palm City Florida, she founded Gunnerson Consulting, providing financial services to small and mid-size companies. Gunnerson began working for Twin Vee in late July 2021, during its initial public offering in an advisory capacity. Since then, she has assisted the Twin Vee management team on various financial matters as a new publicly traded company.

“We’re excited to welcome Carrie to our Twin Vee family,” said Joseph Visconti, President, and CEO of Twin Vee. “Her deep and extensive experience in leading financial operations, working on SEC and Nasdaq filings, as well as overseeing a manufacturing operation, should make an immediate impact as we seek to grow our business and position Twin Vee for the future. I am confident Carrie will provide strong leadership and be an excellent addition to the Twin Vee team.”

“I am thrilled to join Twin Vee, a company that is dedicated to developing new products for its customers and cutting-edge technologies for the marine industry,” stated Gunnerson. “Twin Vee has such a rich history, and I look forward to contributing to its story by working with the management team to help accelerate growth and help Twin Vee realize its full potential.”

As CFO, Gunnerson will lead the financial side of Twin Vee and be responsible for accounting, treasury, financial planning, and analysis. Gunnerson will also manage the Company’s inventory management and manufacturing software process that integrates with the accounting system.

Gunnerson holds a Bachelor of Science degree in Accounting with a minor in Economics from the University of St. Thomas in St Paul, Minnesota.

About Twin Vee PowerCats Co.

Twin Vee is a designer, manufacturer, distributor, and marketer of recreational and commercial power catamaran boats. Founded in 1996, the Company has been an innovator in the recreational and commercial power catamaran industry. The Company currently has eleven (11) gas-powered models in production raging in size from its 24-foot, dual engine, center console to its newly designed 40-foot offshore 400 GFX. The Company’s twin-hull catamaran running surface, known as a symmetrical catamaran hull design, adds to the Twin Vee ride quality by reducing drag, increasing fuel efficiency, and offering users a stable riding boat. Twin Vee’s home base of operations is a 7.5-acre facility in Fort Pierce, Florida. Learn more at https://twinvee.com/. Twin Vee is one of the most recognizable brand names in the power catamaran category and is known as the “Best Riding Boats on the Water™.”

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding Ms. Gunnerson’s expected contribution to the Company, the Company growing its business and positioning itself for the future, the Company developing new products for its customers and cutting-edge technologies for the marine industry and Ms. Gunnerson helping the Company accelerate its growth and realize its full potential. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, Ms. Gunnerson’s ability to contribute to the Company and its growth, the Company’s ability to bring its new boat models and electric outboard motor propulsion system to market as planned, and the duration and scope of the COVID-19 outbreak worldwide, including the impact to supply chains and state and local economies, and the risk factors described in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:
Glenn Sonoda
investor@twinvee.com
(772) 429-2525

SOURCE: Twin Vee PowerCats Co.